Exhibit 5.1

[LETTERHEAD OF CANE & COMPANY, LLC]




September 8, 2000

First ecom.com, Inc.
8th Floor Henley Building
5 Queen's Road Central
Hong Kong
Attention: Michael Roth, Vice President Legal

Re:  First ecom.com, Inc., Registration Statement on Form S-8

Dear Sir:

We have acted as counsel for First ecom.com, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain stock options for the purchase of the Company's common stock issued through its Incentive Stock Option Plan (the "Plan"). This opinion is being furnished pursuant to Regulation S-K, Item 601 under the Act.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement dated September 11, 2000 and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; (e) the Plan and a sample stock option agreement, and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be issued under the Plan will, when sold, be legally issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law.

Very truly yours,

CANE AND COMPANY, LLC

/s/ Michael A. Cane
-----------------------------
Michael A. Cane, attorney and
Managing Member

         *Licensed Nevada, California, Washington and Hawaii State Bars
              ** British Columbia Bar only; ***California Bar only

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First ecom.com, Inc.
September 8, 2000
Page 2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm in the Registration Statement.

Very truly yours,

CANE AND COMPANY, LLC



/s/ Michael A. Cane
-----------------------------
Michael A. Cane, attorney and
Managing Member